Exhibit 10.1

CITRIX SYSTEMS, INC.

2005 EXECUTIVE BONUS PLAN

I.	PURPOSE

The purpose of the Citrix Systems, Inc. 2005 Executive Bonus Plan (“Plan”) is to provide to executive officers of Citrix Systems, Inc. (the “Company”) competitive compensation opportunities that are aligned with and promote the overall financial objectives of the Company and its shareholders. In addition to base salary and long-term equity awards, this will be accomplished through incentives payable in the form of cash bonuses designed to reward executives for the financial and operational success of the Company. This Plan does not govern the Company’s base salary and long-term equity awards compensation practices.

II.	ELIGIBILITY

Company executives are eligible to participate in the Plan. As of January 1, 2005, the following executives have been approved for participation in the Plan (the “Participants”):

•	PRESIDENT & CEO

•	SENIOR VICE PRESIDENT, WORLDWIDE SALES AND CUSTOMER SERVICES

•	SENIOR VICE PRESIDENT, MARKETING

•	SENIOR VICE PRESIDENT, CORPORATE DEVELOPMENT

•	VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

•	VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

•	VICE PRESIDENT, EMEA

Other individuals may become Plan Participants during a fiscal year (“New Participants”) provided such an individual is: (1) an executive of the Company; (2) recommended for participation by the President & CEO; and (3) approved for participation by the Compensation Committee of the Board of Directors (the “Compensation Committee”).

III.	PLAN ADMINISTRATION

The Plan will be administered by the President & CEO and the Compensation Committee.

A.	President & CEO Responsibilities.

1.	Recommend new executives for Plan participation.

2.	Develop specific bonus recommendations for all Participants (except the President & CEO) and submit to the Compensation Committee for approval.

3.	Propose performance measures, weightings, and performance levels for the Plan, and changes thereto.

4.	Evaluate actual performance against bonus measures and goals.

5.	Communicate Plan parameters and mechanics to Participants.

B.	Compensation Committee Responsibilities.

1.	Approve new Plan Participants.

2.	Review target bonus awards, including benchmarking to peer group companies

3.	Review bonus measures, goals, and weightings.

4.	Certify achievement of bonus measures.

5.	Review and approve the President & CEO’s bonus recommendations for Participants and develop bonus recommendations for the President & CEO.

IV.	BONUS STRUCTURE

A.	Performance Period. This Plan will measure and reward performance on an annual basis (January 1 – December 31).

B.	Eligibility. All Plan Participants as of January 1st are eligible to participate in this Plan. New Participants will be eligible to participate in this Plan upon the recommendation of the President & CEO and approval by the Compensation Committee. A New Participant’s bonus opportunity will be prorated based on the number of full and partial months remaining in the performance period at the time Plan participation is approved. New Participants approved for the Plan may be eligible to receive a bonus (prorated based on the number of full and partial months remaining in the performance period) for the achievement of individual performance measures, as recommended by the President & CEO and approved by the Compensation Committee.

C. Performance Measures and Weighting. For all Participants other than the VP, EMEA, bonus awards are tied solely to the achievement of corporate financial targets (“Financial Targets”).

For all Participants other than the VP, EMEA, bonus awards under this Plan will be calculated based on the following financial components for purposes of performance measurement and weightings:

Financial Component	Weighting
Reported Revenue	50%
Product Revenue	20%
EPS	30%

The bonus award for the VP, EMEA is tied to the achievement of geo financial targets and individual goals in the following percentages:

Bonus Award Component	Bonus Mix (as a % of total bonus award)
Financial Targets	70%
Individual Goals	30%

Bonus awards for the VP, EMEA for achievement of the financial targets component under this Plan will be calculated based on the following financial components for purposes of performance measurement and weightings:

Financial Component	Weighting
EMEA Total Bookings	50%
EMEA Product Bookings	20%
EPS	30%

Bonus awards for the VP, EMEA for achievement of the individual goals component under this Plan will be determined by the President & CEO.

Bonus awards are subject to a minimum performance requirement before any award may be earned. The performance requirements are as follows:

(1)	No bonus award will be paid with respect to a financial component category unless the Company achieves 80% of the Financial Target, or geo financial target (as the case may be), for such category.

(2)	Notwithstanding the achievement of 80% in any financial component category, no bonus award of any kind will be made unless the minimum annual EPS Financial Target is achieved; provided, however, that for the VP, EMEA, in the event that the annual EPS Financial Target is not achieved, no bonus award for the EPS component will be made.

For purposes of this Plan, EPS shall be calculated on an adjusted basis that specifically excludes amortization of intangible assets, write-offs of in-process research and development, charges associated with the expensing of equity-based compensation and other adjustments approved by the Compensation Committee.

Financial components and weightings will be reviewed periodically throughout the year to ensure continued alignment with the Company’s business strategy and objectives. Upon the recommendation of the President & CEO and approval of the Compensation Committee, the financial components and weightings may be adjusted at such time to reflect changes in business priorities.

D.	Bonus Levels. Target bonus levels for each Participant are established based on competitive practice and Citrix’s compensation philosophy. Target bonus levels payable under this Plan assume that the Company achieves 100% of its Financial Targets during the Plan period. Target bonus awards under this Plan are as follows:

Title/Level	Target Bonus (as a % of base salary)
PRESIDENT & CEO	80%
SENIOR VICE PRESIDENT, WORLDWIDE SALES AND CUSTOMER SERVICES	75%
SENIOR VICE PRESIDENT, MARKETING	55%
SENIOR VICE PRESIDENT, CORPORATE DEVELOPMENT	55%
VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY	55%
VICE PRESIDENT AND CHIEF FINANCIAL OFFICER	60%
VICE PRESIDENT, EMEA	65%

In the event of the under-achievement by the Company of the Financial Targets, or geo financial target (as the case may be), for each financial component category but subject to the requirements of subsections IV.C (1) and (2) above, bonus awards will be adjusted downwards from the Plan Participant’s target bonus award as follows:

For all Participants other than the VP, EMEA:

Financial Component	Reduction for each 1%* Shortfall from Achievement of 100% (as a % of target bonus award for applicable financial component)
Reported Revenue	6%
Product Revenue	6%
EPS	5%

*	Including any fraction of a percent rounded to one decimal place.

For VP, EMEA:

Financial Component	Reduction for each 1%* Shortfall from Achievement of 100% (as a % of target bonus award for applicable financial component)
EMEA Total Bookings	3%
EMEA Product Bookings	3%
EPS	5%

In the event of the over-achievement by the Company of the Financial Targets, or geo financial target (as the case may be), for each financial component category, bonus awards will be adjusted upwards but capped at a maximum of 200% of the Plan Participant’s target bonus award as follows:

For all Participants other than the VP, EMEA:

Financial Component	Increase for each 1%* in Excess of Achievement of 100% (as a % of target bonus award for applicable financial component)
Reported Revenue	10%
Product Revenue	10%
EPS	5%

For VP, EMEA:

Financial Component	Increase for each 1%* in Excess of Achievement of 100% (as a % of target bonus award for applicable financial component)
EMEA Total Bookings	5%
EMEA Product Bookings	5%
EPS	5%

E.	Bonus Determination. The President & CEO will be responsible for evaluating actual performance against the performance goals and determining the bonus award earned. Written documentation supporting the President & CEO’s evaluation of performance and calculation of awards will be submitted to the Compensation Committee for review. The Compensation Committee will make all final award determinations.

F.	Bonus Payout. For all Participants other than the Senior Vice President, Worldwide Sales and Customer Services and VP, EMEA, if financial performance of all three financial components is tracking to 100% of each associated Financial Target, then twenty-five percent (25%) of forecasted bonus awards will be paid in cash after June 30. For the Senior Vice President, Worldwide Sales and Customer Services and VP,

*	Including any fraction of a percent rounded to one decimal place.

EMEA, up to twenty-five percent (25%) of targeted bonus awards will be paid quarterly in cash based on the applicable percentage achieved of each associated Financial Target, or geo financial target (as the case may be), with a reconciliation based on final achievement of Financial Targets, or geo financial target (as the case may be), at year-end. Subject to approval by the Compensation Committee, the balance of all bonus awards will be paid in cash no later than the first quarter following the conclusion of the fiscal year to which the award relates.

V.	MISCELLANEOUS PROVISIONS

A.	This Plan is effective as of January 1, 2005 and will continue until the Compensation Committee and/or Board of Directors terminates or amends the Plan. The Compensation Committee and/or Board of Directors retain the right to amend, alter, or terminate this Plan at any time. The President & CEO and the Compensation Committee retain the right to establish and amend the base salary and long-term equity awards compensation of the Company’s executives and employees. The Compensation Committee and/or Board of Directors retain the right to make discretionary bonus awards or to amend or alter the Financial Targets and geo financial targets at any time.

B.	All decisions made by the Compensation Committee and/or Board of Directors regarding administration and interpretation of the Plan shall be final and binding on all persons, including the Company and Participants.

C.	Nothing contained in this document shall be deemed to alter the relationship between the Company and a Participant, or the contractual relationship between a Participant and the Company if there is a written contract regarding such relationship. Furthermore, nothing contained in this document shall be construed to constitute a contract of employment between the Company and a Participant. The Company and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract.